Exhibit 5.1

August 29, 2019

QuinStreet, Inc.

950 Tower Lane, 6th Floor

Foster City, California 94404

Ladies and Gentlemen:

QuinStreet, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of an aggregate of 2,790,822 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), consisting of 2,525,923 shares issuable pursuant to the 2010 Equity Incentive Plan (the “EIP”) and 264,899 shares issuable pursuant to the 2010 Non-Employee Directors’ Stock Award Plan (together with the EIP, the “Plans”), as described in the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion, the Shares have been duly authorized and, when the Shares have been issued and delivered against payment therefor in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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